CUSIP No. 927926 20 4
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                                    EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of Shares of Vista Gold Corp. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date:    November 1, 2002                  QUEST VENTURES LTD.


                                           By: (signed) "A. Murray Sinclair"
                                               A. Murray Sinclair, President


Date:    November 1, 2002                  (signed) "A. Murray Sinclair"
                                           --------------------------------
                                           A. MURRAY SINCLAIR, INDIVIDUALLY


Date:    November 1, 2002                  (signed) "Brian E. Bayley"
                                           --------------------------------
                                           BRIAN E. BAYLEY, INDIVIDUALLY


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